UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, Eagle Bancorp, Inc. (the “Company”), and its wholly owned subsidiary, EagleBank (the “Bank”), entered into an Amended and Restated Employment Agreement, effective as of January 31, 2017 with Ronald D. Paul, and the Bank entered into Amended and Restated Employment Agreements, with the following named executive officers of the Company: James H. Langmead, Antonio F. Marquez, Susan G. Riel and Janice L. Williams.  The new agreements amend and restate employment agreements which would have expired December 31, 2017 in the case of Mr. Paul, and August 31, 2017 in the case of the other named executive officers.

The principal effect of the amendments is to extend the terms of the agreements, and to eliminate the executive’s ability to receive a change in control payment following the exercise of a window period termination right in the thirteen month following a change in control.  Under the amended agreements, the officers will not be subject to the noncompetition provisions of the agreements or of the Non-Compete Agreements, dated as of August 1, 2014, between such executives and the Company and/or Bank if the executive continued employment with the Company and Bank following a change in control, and voluntarily resigns effective in the thirteenth or fourteenth month following such change in control, and if the executive did not receive a change in control payment in connection with the change in control.  The amendments also conform the executives’ base salaries to the previously announced amounts, and are amended to expressly include the Company’s previously effective policy that the provisions of the agreements are not intended to impede protected whistleblower activity.

Mr. Paul’s Amended and Restated Employment Agreement governs his service as Chairman and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  The term Mr. Paul’s agreement extends from January 31, 2017 until January 31, 2020, subject to automatic extension for an additional one year term on each anniversary of the commencement of the term, unless Mr. Paul has given notice of his intent not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $863,565, subject to periodic increase.  Mr. Paul may receive grants of options or restricted stock, and may also receive a bonus, in the discretion of the Board of Directors.  Mr. Paul is also entitled to receive a monthly automobile allowance of $1,500 and $1,000,000 of Bank paid life insurance. Mr. Paul is entitled to participate in all other benefit programs generally available to employees or directors of the Bank or the Company. The compensation under Mr. Paul’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.  In the event of termination of Mr. Paul’s employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive an amount in cash equal to 1.99 times his then current base salary, bonus compensation and equity compensation paid for the twelve months preceding the date of termination, subject to certain limitations in the event that the his termination occurs in connection with a change in control (as defined) of the Company or the Bank. Mr. Paul would also be entitled to continued benefits for three years in the event of a termination following a change in control.

The employment agreements with the other named executive officers, which have substantially identical provisions, each provides for a term extending until August 31, 2019, unless earlier terminated in accordance with the provisions of the agreement. The table below sets forth the current base salary to which each officer is entitled, which was not increased as a result of the new agreements, the annual car allowance to which the named executive officers are entitled.  Each of these officers is entitled to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company. Under each agreement, if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he/she would be entitled to payment of health insurance premiums under COBRA for one year, and to continued insurance benefits for three years if the termination is in connection with a change in control.

Name and Title	Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)
James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank	$425,429	$9,000	$750,000
Antonio F. Marquez, Executive Vice President and Chief Lending Officer — Commercial Real Estate of Bank	$368,056	$13,000	$750,000

Name and Title	Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)
Susan G. Riel, Executive Vice President of Company; Senior Executive Vice President — Chief Operating Officer of Bank	$478,806	$9,000	$750,000
Janice L. Williams, Executive Vice President — Chief Credit Officer of Bank	$391,758	$9,000	$750,000

In the event of termination of the other named executive officer’s respective employment without cause within 120 days before a change in control, or within 12 months after a change in control; the reduction in his/her compensation or position or responsibilities, each of the other named executive officers would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) his/her base salary at the highest rate in effect during the 12 months preceding termination and (ii) cash bonuses paid to the officer in the most recent 12 months, in each case subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as an “excess parachute payment.”

Each of the executive’s amended and restated employment agreements contain certain noncompetition, nonsolicitation and nondisparagement provisions.

The foregoing description of the terms of the Amended and Restated Employment Agreements does not represent a complete description of all provisions of such agreements.  Copies of the Amended and Restated Employment Agreements with the named executive officers are included as Exhibits 10.1 through 10.5 to this Form 8-K.  The Company or Bank also entered into Amended and Restated Employment Agreements with certain other executive officers, copies of which are included as Exhibits 10.6 and 10.7 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and James H. Langmead
10.2	Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Antonio F. Marquez
10.3	Amended and Restated Employment Agreement dated as of January 31, 2017, between Eagle Bancorp, Inc., EagleBank and Ronald D. Paul
10.4	Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Susan G. Riel
10.5	Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Janice L. Williams
10.6	Amended and Restated Employment Agreement dated as of January 31, 2017 between EagleBank and Laurence E. Bensignor
10.7	Amended and Restated Employment Agreement dated as of January 31, 2017 between EagleBank and Lindsey Rheaume

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer
Dated: February 3, 2017